Exhibit 99.2

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL
OFFICER REGARDING FACTS AND CIRCUMSTANCES
RELATING TO EXCHANGE ACT FILINGS

I, M. Michele Burns, Chief Financial Officer of Delta Air Lines, Inc., state and attest that:

•	To the best of my knowledge, based upon a review of the covered reports of Delta Air Lines, Inc., and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

2.	I have reviewed the contents of this statement with the Audit Committee of the Board of Directors of Delta Air Lines, Inc.

3.	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for the Fiscal Year ended December 31, 2001;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Delta Air Lines, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ M. Michele Burns	Subscribed and sworn to before me
this 13th day of August, 2002
M. Michele Burns
Date: August 13, 2002

/s/ Cheryl Stubbs Wright

Notary Public

My Commission Expires: 2/3/06